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                                                                   Exhibit 11.1

                                VISIONEER, INC.
                          COMPUTATION OF NET LOSS PER
                         COMMON SHARES AND EQUIVALENTS
                    (In thousands, except per share amounts)

                                                                                  Three Months Ended June 30,
                                                                                  ---------------------------
                                                                                     1996             1995
                                                                                  ----------       ----------
Weighted average common shares outstanding.....................................      19,034            2,289
Weighted average common equivalent shares from convertible preferred
  stock and warrants, calculated using the if-converted method.................          --            7,872

Common equivalent shares from convertible preferred stock and options issued subsequent to September 30, 1994, included pursuant to Staff
  Accounting Bulletin No. 83...................................................          --            5,019
Weighted average common stock equivalents from options.........................          --               --
                                                                                    -------          -------
Weighted average common shares and equivalents.................................      19,034           15,180
                                                                                    =======          =======
Net loss.......................................................................     $(6,321)         $(3,224)
                                                                                    =======          =======
Net loss per share.............................................................     $ (0.33)
                                                                                    =======
Pro forma net loss per share...................................................                      $ (0.21)
                                                                                                     =======

                                                                                   Six Months Ended June 30,
                                                                                  ---------------------------
                                                                                     1996             1995
                                                                                  ----------       ----------
Weighted average common shares outstanding.....................................      18,987            2,289
Weighted average common equivalent shares from convertible preferred
  stock and warrants, calculated using the if-converted method.................          --            7,872

Common equivalent shares from convertible preferred stock and options issued subsequent to September 30, 1994, included pursuant to Staff
  Accounting Bulletin No. 83...................................................          --            5,019
Weighted average common stock equivalents from options.........................          --
                                                                                    -------          -------
Weighted average common shares and equivalents.................................      18,987           15,180
                                                                                    =======          =======
Net loss.......................................................................     $(6,264)         $(6,187)
                                                                                    =======          =======
Net loss per share.............................................................     $ (0.33)
                                                                                    =======
Pro forma net loss per share...................................................                      $ (0.41)
                                                                                                     =======